SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report

                       (Date of earliest event reported):

                                 April 23, 2003

                    ----------------------------------------


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                1-8002                        04-2209186
(State or other jurisdiction     (Commission File Number)       (I.R.S. Employer
of incorporation or organization)                         Identification Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)

                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2002. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic slow down and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, integration and consolidation of our instrument businesses, realization of potential future savings from new sourcing initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired: Not applicable.

     (b)  Pro Forma Financial Information: Not applicable.

     (c)  Exhibits

          99   Press Release dated April 23, 2003.

Item 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

     On April 23, 2003, the Registrant announced its financial results for the fiscal quarter ended March 29, 2003. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99 to this Form 8-K and incorporated herein by reference.

     In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and Exhibit 99 attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


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



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 24th day of April 2003.

                                THERMO ELECTRON CORPORATION


                                By: /s/ Kenneth J. Apicerno
                                    -------------------------
                                    Kenneth J. Apicerno
                                    Treasurer

                                                                      Exhibit 99
[THERMO LOGO]

                                                                            NEWS


FOR IMMEDIATE RELEASE
Contact Information:
J. Timothy Corcoran
Phone: 781-622-1111
E-mail: tim.corcoran@thermo.com
Website:  www.thermo.com

               Thermo Electron Reports First Quarter 2003 Results

WALTHAM, Mass., April 23, 2003 - Thermo Electron Corporation (NYSE: TMO) today reported GAAP diluted earnings per share (EPS) of $.22 for the first quarter of 2003, compared with $.59 in the year-ago period. EPS results in 2002 included significant gains from the sale of securities and divestitures. First quarter revenues increased 2 percent to $500.2 million in 2003, compared with $491.3 million for the same period in 2002. Eliminating favorable currency effects (6 percent) and the impact of acquisitions and divestitures, organic revenues declined 5 percent. GAAP operating margin for the quarter was 7.9 percent in 2003, versus 7.5 percent a year ago.

For investors to gain a better understanding of our operating results, we believe it useful to present our financial results on both a GAAP and adjusted basis, consistent with how we measure our operating performance. In this regard, adjusted EPS increased to $.22 in the first quarter of 2003, versus $.20 for the same period in 2002. The 2003 results reflect the adoption of new accounting rules for revenue recognition under EITF Issue No. 00-21, which increased earnings by $.01; results for the 2002 quarter have not been restated. First quarter adjusted operating margin was 10.0 percent in 2003, versus 9.5 percent a year ago.

Adjusted EPS and adjusted operating margin (detailed in the accompanying schedules) exclude restructuring and other costs/income; amortization of acquisition-related intangible assets; income from the sale of shares of FLIR Systems and Thoratec; gain/loss on the early retirement of debt; and gain/loss on disposal of discontinued operations.

Marijn E. Dekkers, president and chief executive officer of Thermo Electron, said, "We are pleased to report a 10 percent improvement in adjusted EPS and higher operating margins even though our top-line growth has been hampered by ongoing difficult economic conditions. This performance is largely a result of our efforts to drive continuous productivity throughout our operations. The structural changes we've made position Thermo for faster EPS growth when our end markets begin to recover.

"Critical to our growth strategy is our continued investment in product development. We launched nearly 30 new products in March at Pittcon, one of the world's largest laboratory instrumentation exhibitions. Our customers now know us as a single instrumentation powerhouse, and we are providing them exceptional value by offering the broad combination of instruments, consumables, and software they need to accomplish their objectives."




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



Mr. Dekkers added, "While the economy will affect our performance in the near term, we believe that our productivity improvements will allow us to deliver EPS growth for the full year. Our goal is to report $.22 to $.24 in adjusted EPS for the second quarter of 2003, and $1.07 to $1.12 for all of 2003." This guidance excludes $.01 of expense per quarter from the amortization of acquisition-related intangible assets, and also excludes the other items detailed in the description of adjusted EPS as well as other unusual items we may have in the future. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our remaining equity interests in Thoratec and FLIR Systems.

Sector Results
Please note: In the first quarter of 2003, we realigned several businesses among the sectors and began to allocate to the sectors some costs previously reported as corporate expenses. Results for 2002 have been restated to reflect the sector realignment and cost reallocation (detailed in the accompanying Segment Data chart). Organic revenue growth figures exclude the effects of acquisitions, divestitures, and currency translation.

Life and Laboratory Sciences
First quarter 2003 revenues for the Life and Laboratory Sciences sector were $299 million, versus $281 million in 2002; organic revenues were flat. These results included strong sales of our anatomical pathology products, optical immunoassay rapid diagnostic tests, and mass spectrometry instruments, offset by continued weakness in sales of laboratory equipment such as concentrators, freezers, and incubators. On a GAAP basis, operating margin was 13.0 percent in the first quarter of 2003, versus 15.0 percent a year ago. Adjusted operating margin was 14.4 percent for the quarter, compared with 15.2 percent in 2002. Operating margins in the quarter were negatively affected by the timing of aggressive investments in several key commercial initiatives.

We continue to increase our presence as a leading provider of advanced analytical technologies for the life sciences industry. During the quarter, we formed a key alliance with Amersham Biosciences for the co-marketing of mass spectrometers to the proteomics marketplace. Among the many products we launched at Pittcon was our new Finnigan LTQ-FT - the first hybrid ion trap/Fourier transform mass spectrometer. The LTQ-FT, which received the Pittcon Editors' Silver Award, combines two powerful technologies to greatly accelerate analysis in pharmaceutical research, drug discovery, and metabolic studies. We also recently announced that our collaboration with Quest Diagnostics has resulted in the first automated gene-based medical test using a biochip to screen prospective parents for cystic fibrosis genes.

Measurement and Control
First quarter 2003 revenues for the Measurement and Control sector were $154 million, versus $152 million in 2002; organic revenues declined 7 percent. While sector results continue to reflect difficult conditions in many industrial process markets, sales of our environmental products


                                     -more-
remained strong, primarily those driven by new federal mandates governing homeland security. GAAP operating margin declined to 7.0 percent in the 2003 quarter, versus 9.1 percent in 2002, due to charges for facility consolidations and the planned sale of a business. Adjusted operating margin increased to 9.7 percent in 2003, from 9.1 percent a year ago, a result of ongoing productivity and integration initiatives.

Optical Technologies
As a result of sector realignment during the quarter, Optical Technologies now consists only of lasers and photonics businesses branded as Spectra-Physics. First quarter 2003 revenues for this sector were $50 million, versus $62 million in 2002. Organic revenues declined 18 percent, reflecting weak economic conditions in industrial and semiconductor markets served by this sector. GAAP operating margin was negative 7.3 percent for the first quarter of 2003, versus negative 19.3 percent in the 2002 period, when the sector incurred significant restructuring charges. Adjusted operating margin for the sector was negative 4.2 percent in 2003, compared with negative 5.5 percent last year.

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

Consolidated Statement of Income (unaudited)
                                                                             Three Months Ended
                                                        --------------------------------------------------------------
                                                               March 29, 2003               March 30, 2002
                                                        --------------------------    ---------------------------------
(In thousands except per share amounts)                 Reported (a)   Adjusted (b)   Reported (a)   Adjusted (b)
-----------------------------------------------------------------------------------------------------------------------

Revenues                                                  $500,205      $500,205        $491,326     $491,326
                                                          --------     ---------        --------     --------
Costs and Operating Expenses:
  Cost of revenues                                         276,367       276,367         267,670      267,670
   Selling, general, and administrative expenses           136,727       136,727         137,346      137,346
   Amortization of acquisition-related intangible assets     2,392             -           1,567            -
   Research and development expenses                        37,321        37,321          39,626       39,626
   Restructuring and other costs, net (c)                    8,102             -           8,383            -
                                                          --------     ---------        --------     --------
                                                           460,909       450,415         454,592     444,642
                                                          --------     ---------        --------     --------
Operating Income                                            39,296        49,790          36,734       46,684
Interest Income                                              7,685         7,685          14,358       14,358
Interest Expense                                            (6,904)       (6,904)        (13,479)     (13,479)
Other Income, Net (d)                                        5,120         1,418          59,042        3,820
                                                          --------     ---------        --------     --------
Income from Continuing Operations Before Income Taxes and
  Minority Interest                                         45,197        51,989          96,655       51,383
Provision for Income Taxes                                 (13,806)      (15,597)        (33,312)     (16,698)
Minority Interest Income                                         -             -             331          324
                                                          --------     ---------        --------     --------
Income from Continuing Operations                           31,391        36,392          63,674       35,009
Gain on Disposal of Discontinued Operations (net of
  income tax provision of $3,564 and $5,593)                 5,036             -          51,370            -
                                                          --------     ---------        --------     --------
Net Income                                                $ 36,427     $  36,392        $115,044     $ 35,009
                                                          ========     =========        ========     ========
Earnings per Share from Continuing Operations:
    Basic                                                 $    .19                      $    .37
                                                          ========                      ========
    Diluted                                               $    .19                      $    .34
                                                          ========                      ========
Earnings per Share (e):
    Basic                                                 $    .22                      $    .66
                                                          ========                      ========
    Diluted                                               $    .22     $     .22        $    .59     $    .20
                                                          ========     =========        ========     ========
Weighted Average Shares:
    Basic                                                  162,844                       174,250
                                                          ========                      ========
     Diluted                                               165,614       167,480         204,189      178,144
                                                          ========     =========        ========     ========



(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results exclude amortization of acquisition-related intangible assets, restructuring and other costs/income (note c), certain other income/expense (note d), and gain on disposal of discontinued operations.
(c) Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown of a business held for sale to estimated disposal value; net gains on the sale of a product line and property; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. Reported results in 2002 include restructuring and other items consisting principally of charges for abandoned equipment at Spectra-Physics; severance; abandoned facility costs; other expenses of real estate consolidation; and impairment of abandoned assets. These items are net of gains on the sale of businesses.
(d) Reported results include $3,702,000 and $56,309,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003 and 2002, respectively. Reported results also include losses of $1,087,000 in 2002 on the early retirement of debt. These items have been excluded from adjusted results.
(e) Adjusted earnings per share excludes interest expense on convertible debentures of $450,000 and $53,000, net of tax, in 2003 and 2002, respectively, for the assumed conversion of such convertible debentures.



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


Segment Data (f)(g)(h)
                                                                              Three Months Ended
                                                        --------------------------------------------------------------
(In thousands except percentage amounts)                       March 29, 2003               March 30, 2002
----------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                        $299,465                     $281,314
                                                                  --------                     --------

  GAAP Operating Income                                             39,022                       42,119
  Restructuring and Other Items (i)                                  2,573                         (317)
  Amortization of Acquisition-Related Intangible Assets              1,588                        1,016
                                                                  --------                     --------
  Adjusted Operating Income                                       $ 43,183                     $ 42,818
                                                                  --------                     --------

  GAAP Operating Margin                                               13.0%                        15.0%
  Adjusted Operating Margin                                           14.4%                        15.2%

Measurement and Control
  Revenues                                                        $153,920                     $151,689
                                                                  --------                     --------
  GAAP Operating Income                                             10,819                       13,831
  Restructuring and Other Items (i)                                  3,630                         (249)
  Amortization of Acquisition-Related Intangible Assets                523                          284
                                                                  --------                     --------
  Adjusted Operating Income                                       $ 14,972                     $ 13,866
                                                                  --------                     --------
  GAAP Operating Margin                                                7.0%                         9.1%
  Adjusted Operating Margin                                            9.7%                         9.1%

Optical Technologies
  Revenues                                                        $ 50,202                     $ 61,553
                                                                  --------                     --------

  GAAP Operating Loss                                               (3,677)                     (11,898)
  Restructuring and Other Items (i)                                  1,294                        8,258
  Amortization of Acquisition-Related Intangible Assets                281                          267
                                                                  --------                     --------
  Adjusted Operating Loss                                         $ (2,102)                    $ (3,373)
                                                                  --------                     --------

  GAAP Operating Margin                                               (7.3%)                      (19.3%)
  Adjusted Operating Margin                                           (4.2%)                       (5.5%)


Consolidated (including Corporate Costs)
  Revenues                                                        $500,205                     $491,326
                                                                  --------                     --------

  GAAP Operating Income                                             39,296                       36,734
  Restructuring and Other Items (i)                                  8,102                        8,383
  Amortization of Acquisition-Related Intangible Assets              2,392                        1,567
                                                                  --------                     --------

  Adjusted Operating Income                                       $ 49,790                     $ 46,684
                                                                  --------                     --------

  GAAP Operating Margin                                                7.9%                         7.5%
  Adjusted Operating Margin                                           10.0%                         9.5%


(f) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(g) Adjusted operating income (loss) and adjusted operating margin exclude the items in note (c) and amortization of acquisition-related intangible assets.
(h) Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect an allocation to the segments of some costs previously reported as corporate costs, including marketing, global sourcing, and e-commerce as well as a portion of legal, human resources, and information systems costs. In addition, segment data for 2002 has been revised to reflect the transfer of management responsibility in 2003 for several businesses between segments as follows: (1) the compositional-metrology business was moved to the Life and Laboratory Sciences segment from the Optical Technologies segment; (2) the ultra-high vacuum systems and semiconductor testing businesses were moved to the Measurement and Control segment from the Optical Technologies segment; and (3) Thermo Euroglas was moved to the Life and Laboratory Sciences segment from the Measurement and Control segment.
(i)  Includes items described in note (c).

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


Thermo Electron will hold its earnings conference call on Thursday, April 24, 2003, at 11 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. The conference call will also be Webcast at www.thermo.com. Click on "Investors." An audio archive of the call will be available on our Website until May 8, 2003.

About Thermo Electron
Leading the world in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, and sample-in/knowledge-out solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 11,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended December 28, 2002. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic slowdown and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, integration and consolidation of our instrument businesses, realization of potential future savings from new sourcing initiatives, implementation of our new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.


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